UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2018

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01Entry into a Material Definitive Agreement.

On January 26, 2018, the Board of Directors (the “Board”) of Pulse Biosciences, Inc. (the “Company”) approved a new form of Indemnification Agreement (the “New Indemnification Agreement”) to be entered into by the Company with the members of the Board, Section 16 executive officers of the Company and other Board-appointed officers of the Company.  Effective January 26, 2018, copies of the New Indemnification Agreement were executed on behalf of the Company and were distributed to the eligible individuals for countersignature.

For the current members of the Board, Section 16 executive officers of the Company and other Board-appointed officers of the Company that had entered into the Company’s previous form of indemnification agreement, the entry into the New Indemnification Agreement will replace and supersede the previous indemnification agreement with the Company.

As is the case with the Company’s previous form of indemnification agreement, the New Indemnification Agreement obligates the Company to indemnify the indemnitee to the fullest extent permitted by law if the indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any legal matter that relates to the indemnitee’s service to the Company, any subsidiary of the Company or any other entity to which the indemnitee provides services at the Company’s request, subject to certain exclusions and procedures set forth therein. As is the case with the Company’s previous form of indemnification agreement, the New Indemnification Agreement also obligates the Company to advance expenses incurred in connection with any such legal matter, subject to repayment by the indemnitee if it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company.

The foregoing description is a summary only, does not purport to be a complete description of the New Indemnification Agreement and is qualified in its entirety by reference to the form of the New Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Increases in Base Salaries

On January 23, 2018, the Compensation Committee of the Board (the “Committee”) approved the following annual base salary increases for the following named executive officers of the Company, effective January 1, 2018:

Name	2017 Base Salary	2018 Base Salary
Brian B. Dow	$260,000	$336,000

On January 26, 2018, pursuant to the recommendation of the Committee,  the Board approved the following annual base salary increases for the following named executive officers of the Company, effective January 1, 2018:

Name	2017 Base Salary	2018 Base Salary
Darrin R. Uecker	$330,000	$461,000

2018 Performance Bonuses

The Committee and the Board (pursuant to the recommendation of the Committee) have also approved target bonus percentages for 2018 for Mr. Dow and Mr. Uecker, respectively. Mr. Uecker’s annual performance bonus percentage will increase from 35% to 45% of his base salary and Mr. Dow’s annual performance bonus percentage will increase from 25% to 30% of his base salary.  The bonus determination for both Mr. Uecker and Mr. Dow will again be based upon the achievement of company performance goals and individual performance goals.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Financial and Principal Accounting Officer)

Date: January 29,  2018